                                                                    EXHIBIT 3.33

                            CERTIFICATE OF AMENDMENT
                                       OF
                        EQUISTAR LATHAM COMPANY, L.L.C.


     1. The name of the limited liability company is: EQUISTAR LATHAM COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3.   This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of EQUISTAR LATHAM COMPANY, L.L.C. this 25th day of June, 1998.


                                        /s/ Christopher L. Bennett
                                        ---------------------------
                                        Christopher L. Bennett
                                   By:  Authorized Person

                           CERTIFICATE OF FORMATION

                                      OF

                       EQUISTAR LATHAM COMPANY, L.L.C.


     This Certificate of Formation of EQUISTAR LATHAM COMPANY, L.L.C. (the "LLC"), dated as of February 13, 1996, is being duly executed and filed by William H. Diamond, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is EquiStar Latham Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.




                                        /s/ William H. Diamond
                                       -------------------------
                                       William H. Diamond
                                       Authorized Person